UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Connecticut Water Service, Inc.
93 West Main Street
Clinton, CT 06413
March 28, 2007
Dear Shareholder:
       You are cordially invited to the Annual Meeting of Shareholders of Connecticut Water Service, Inc., scheduled to be held on Tuesday, May 8, 2007, at the Lewis B. Rome Commons Ballroom, Gilbert Road Extension, on the University of Connecticut Campus, Storrs, Connecticut, beginning at 2:00 PM. If you plan to attend, please call 1-800-428-3985, Extension 3012, and leave your name, address, and telephone number. Directions to the Annual Meeting are printed on the back of the proxy statement. Your Board of Directors and executive officers look forward to personally meeting you.
       At the meeting, you will be asked to elect directors and ratify the appointment of independent auditors for the fiscal year ending December 31, 2007.
       In addition to the specific matters to be voted on, there will be a report on the progress of the Company and an opportunity for you to ask questions of general interest to shareholders. Important information is contained in the accompanying proxy statement which you are urged to carefully read.
       It is important that your shares are represented and voted at the meeting, regardless of the number you own or whether you attend. Accordingly, please vote by mail, telephone, or internet. It is also very helpful to us if you would call and let us know if you plan to attend.
       Your interest and participation in the affairs of the Company are appreciated.

Sincerely,

Marshall T. Chiaraluce
Chairman

CONNECTICUT WATER SERVICE, INC.
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT
May 8, 2007
      The Annual Meeting of Shareholders of Connecticut Water Service, Inc. will be held on Tuesday, May 8, 2007, at 2:00 PM, at the Lewis B. Rome Commons Ballroom, Gilbert Road Extension, on the University of Connecticut Campus, Storrs, Connecticut, for the following purposes:

1.	to elect three (3) directors;

2.	to ratify the appointment of PricewaterhouseCoopers LLP, independent public accountants, as independent auditors 2007 for the Company for the fiscal year ending December 31, 2007; and

3.	to transact such other business as may properly come before the meeting.
      Only holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 1, 2007 are entitled to vote at this meeting.
      Shareholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Daniel J. Meaney
Corporate Secretary
Shareholders can help avoid the necessity and expense of follow-up letters to ensure that a quorum is present at the Annual Meeting by promptly voting their shares.
YOU CAN VOTE IN ONE OF THREE WAYS:

(1)	Use the toll-free number on your proxy card to vote by phone;

(2)	Visit the Web site noted on your proxy card to vote via the Internet; or

(3)	Sign, date and return your proxy card in the enclosed postage-paid envelope to vote by mail.
      Shareholders are invited to visit the Corporate Governance section of our Web site at www.ctwater.com

CONNECTICUT WATER SERVICE, INC.
PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS
General Information and Voting of Shares
      This Proxy Statement is furnished by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the Lewis B. Rome Commons Ballroom, Gilbert Road Extension, on the University of Connecticut campus, Storrs, Connecticut, at 2:00 PM, on May 8, 2007. In that regard, this Proxy Statement is being mailed to the shareholders on or about March 26, 2007 concurrently with the mailing of the Company’s 2006 Annual Report. In addition to this solicitation by mail, officers and regular employees of the Company may make solicitations by telephone, mail, or personal interviews, and arrangements may be made with banks, brokerage firms, and others to forward proxy material to their principals. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $4,500, plus expenses, which will be paid by the Company.
What is the purpose of the Annual Meeting of Shareholders?
      Shareholders are asked to consider and vote upon:

1.	Election of three (3) Directors;

2.	Ratification of the appointment of an Independent Auditor; and

3.	Transaction of other business to properly come before shareholders
      In addition, following the meeting, management will report on the performance of the Company and respond to questions from shareholders.
How is a quorum determined for the Annual Meeting?
      The presence in person or by proxy of a majority of all common shares and Cumulative Preferred Stock — Series A shares issued and outstanding and entitled to vote at the Annual Meeting is required for a quorum. All properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes are counted as present and entitled to vote. However, abstentions, broker non-votes, and votes withheld are not considered votes cast and will not be counted for or against a matter or nominee.
Who is entitled to Vote?
      Holders of the Company’s Common Stock and its Cumulative Preferred Stock — Series A of record at the close of business on March 1, 2007 are entitled to notice of and to vote at the meeting. On March 1, 2007, the Company had outstanding 8,222,705 shares of Common Stock, 15,000 shares of Cumulative Preferred Stock — Series A, $20 par value, and 29,499 shares of $.90 Cumulative Preferred Stock, $16 par value. Each share of Common Stock is entitled to three votes and each share of Cumulative Preferred Stock — Series A is entitled to one vote on all matters coming before the meeting. The holders of shares of $.90 Cumulative Preferred Stock, $16 par value, have no general voting rights.
What is the difference between holding shares as a shareholder of record and in ‘street name’?
      About half of Connecticut Water’s shareholders hold their shares in each form of ownership. Some of the key differences between these forms of ownership are described below.

Shareholder of record — If your shares are registered directly in your name with our transfer agent, the Registrar and Transfer Company, you are considered the shareholder of record, and these proxy materials are being sent directly to you by Connecticut Water. You have the right to grant your voting proxy to the

Company or to vote in person at the Annual Meeting of Shareholders. You may vote by any of the methods described below.

Owning shares in ‘street name’ — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and are invited to attend the Annual Meeting of Shareholders. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee on how to vote your shares.

How do I Vote?
      Shareholders of record and most shareholders holding shares in street name can vote in the following ways:

(1) You can vote through the Internet: Available to shareholders of record and through most brokers or nominees by going to the Web site listed on your proxy card or voting instruction card. You will need to follow the instructions on your proxy card or proxy instruction card and the Web site.

(2) You can vote by telephone: Available to shareholders of record and through most brokers or nominees by calling the toll-free number on your proxy card or voting instruction card. You will need to follow the instructions on your proxy card or proxy instruction card and follow the voice prompts.

(3) You can vote by mail: Available to shareholders of record and through brokers or nominees by signing, dating and returning your proxy card or voting instruction card in the enclosed postage-paid envelope provided.

(4) You can vote in person at the Annual Meeting: Shareholders of record may deliver their completed proxy card in person at the Annual Meeting of Shareholders or by completing a ballot available upon request at the meeting. Shareholders owning shares in street name must obtain a proxy from the holder of record in order to vote in person at the meeting.
      If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you do not need to return your proxy card.
Can I change my vote?
      Yes. You may change your proxy instructions at any time prior to the vote at the Annual Meeting of Shareholders. For shares held directly in your name, you may do this by granting a later-dated proxy, submitting a later vote by telephone or the Internet, or by attending the Annual Meeting of Shareholders and voting in person. Attendance at the meeting will not cause your previously-granted proxy to be revoked, unless you specifically request it. You may change your proxy instructions for shares in street name by submitting new voting instructions to your broker or nominee.
How is my voted counted?
      If you are a registered shareholder and you vote on a nominee or ratification of independent auditors by selecting one of the options available on the proxy card or via Internet and telephone voting methods, the proxy will be voted as you have specified. However, if you do not specify your intentions on a nominee or ratification of out independent auditors then your vote will be counted FOR that nominee or FOR the ratification of independent auditors.
      If your shares are held in street name and you have not directed your broker or nominee to vote your shares as specified by the voting instructions, then the broker or nominee can determine how to vote your shares for the election of directors and the ratification of independent auditors.

      Regardless of how you choose to vote, your interest in the affairs of Connecticut Water Service, Inc. is important and we encourage you to vote promptly.
How many votes are needed to elect Directors?
      Under Connecticut law, the election of directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting of Shareholders.
How many votes are needed to ratify PricewaterhouseCoopers LLP as independent auditors for 2007?
      Ratification of the appointment of the Company’s independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and voting at the Annual Meeting of Shareholders.
Who counts the votes?
      Representatives of our transfer agent, the Registrar and Transfer Company, will tally the votes and certify the results.
When and how will the voting results be published?
      We will publish the voting results at the Annual Meeting of Shareholders; in a press release, and in a Form 10-Q to be filed with the Securities and Exchange Commission on or about May 15, 2007.

PROPOSAL (1) — ELECTION OF DIRECTORS
      The Company’s Amended and Restated Certificate of Incorporation provides for a Board of no less than nine or more than fifteen directors, the exact number of directorships to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board. The Directors are divided into three classes, I, II and III, as nearly equal in number as practicable, with members to hold office until successors are elected and qualified. Each class is to be elected for a three-year term at successive annual meetings.
      During 2006, the Board of Directors consisted of between twelve (12) and thirteen (13) persons. On June 29, 2006, the Board appointed Heather Hunt as a new Director. Until May 8, 2007, the date of the Annual Meeting, the Board of Directors will consist of thirteen (13) persons, including Marshall T. Chiaraluce, Marcia L. Hincks, and Robert F. Neal who are not standing for re-election. According to the Company’s bylaws, no director shall be eligible for re-election as a director of the Company after such directors have attained the age of 70. Directors Hincks and Neal were not renominated in accordance with Company bylaws prohibiting the nomination of directors who are 70 years of age or older. After May 8, 2007, the Board will consist of ten (10) persons.
      The Corporate Governance Committee recommended, and the Board of Directors selected, the three nominees listed below for election; one is a Class I nominee, Mr. Arthur C. Reeds, standing for re-election, one nominee, Ms. Heather Hunt, was appointed as a Director on June 29, 2006, and one nominee, Mr. Eric W. Thornburg, is a Class III Director whose term expires in 2009, but is proposed to be reclassified into Class I to equalize the number of directors in the classes. Of the remaining Directors, the Class II terms of Directors Hanley, Kachur, Lengyel, and Lentini will expire in 2008. The Class III terms of Directors Thibdaue, Wallace, and Wilbur will expire in 2009. The Board of Directors has determined to fix the number of directorships for the ensuing year at ten. Proxies cannot be voted for a greater number of persons than the number of nominees named.
      Unless otherwise directed, it is intended that the enclosed proxy will be voted for the election of Director nominees Hunt, Reeds, and Thornburg. If any nominee is unable or declines to serve, the persons named in the proxy may vote for some other person(s).

Class I — Nominees for Election at this Meeting Whose Terms Expire in 2010 (age in 2007)

Heather Hunt, age 41, was appointed a Director of the Company, effective June 29, 2006. She is an attorney whose regulatory law practice in Stratford Connecticut, focuses on utility and energy matters. She is also a managing member of w. h. Robert & h. f. Hunt, LLC, a state and federal government consulting firm. Prior to establishing her practices, Ms. Hunt was Director of State and Local Government Affairs at United Technologies Corporation from January 2001 to September 2003 and Vice President of Regulatory and Public Policy at Southern Connecticut Gas from June 1998 through December 2000. In addition, she served as a Commissioner of the Maine Public Utility Commission from October 1995 through May 1998 and as a Commissioner of the Connecticut Department of Public Utility Control from October 1993 through July 1995.

Arthur C. Reeds, age 63, has been a director since 1999. He is also a Trustee of USAllianz Variable Insurance Products Trust, a mutual fund group affiliated with Allianz Life Insurance Company of North America. He was Senior Investment Officer of the Hartford Foundation for Public Giving September 2000 until January 2003. From August 1999 to March 2000, he served as the CEO and as a Director of Conning Corporation, an investment banking firm. He was the Chief Investment Officer at Cigna Corporation until his retirement from Cigna in November 1997.

Eric W. Thornburg, age 47, was appointed President and Chief Executive officer of the Company, effective March 1, 2006. Prior to his appointment, Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation, from 2000 to 2004. From July 2004 to January 2006, he also served as Central Region Vice President-External Affairs for American Water.

Class II — Directors Continuing in Office Whose Terms Expire in 2008 (age in 2007)

Mary Ann Hanley, age 50, has been a director since 1999. She is Assistant to the President of St. Francis Hospital & Medical Center and Director of The Valencia Society, the endowment fund for the hospital. From January 1995 to February 1998, she was legal counsel to the Governor’s Office, State of Connecticut.

Mark G. Kachur, age 64, has been a director since 2002. He served as Chairman, President and Chief Executive Officer of CUNO, Inc. (filter manufacturer) from November 1999 until his retirement in February 2006.

Ronald D. Lengyel, age 69, has been a director since 1999. He is Chairman of the Board and Director of Naugatuck Valley Savings & Loan, SB.

David A. Lentini, age 61, has been a director since 2001. He currently is Chairman, President and Chief Executive Officer of The Connecticut Bank and Trust Company. He is a member of the Board of Directors of the Federal Reserve Bank of Boston and he also serves on the Board of Cooper-Atkins Corporation. He retired in December 2001 as Senior Vice President of Webster Bank where he had served since December 1999. From May 1993 to November 1999, he was President, Chief Executive Officer and Chairman of New England Community Bancorp, Inc., a multi-bank holding company.

Class III — Directors Continuing in Office Whose Terms Expire in 2009 (age in 2007)

Lisa J. Thibdaue, age 54, has been a director since 2000. She was named the Vice President, Rates, Regulatory Affairs and Compliance at Northeast Utilities in January 1998 and has served as Vice President, Regulatory and Governmental Affairs at Northeast Utilities since 2005. From 1996 to 1997, she was Executive Director, Rates and Regulatory Affairs at Consumers Energy, a natural gas and electric utility located in Michigan. She is also on the Advisory Board of Michigan State University Institute of Public Utilities.

Carol P. Wallace, age 52, has been a director since 2003. She is Chairman of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, and has served in that capacity since 2004 in addition to serving as its President and Chief Executive Officer since 1994. She is also a Director of Zygo Corporation, and she serves as a Trustee of the Connecticut Community College Board.

Donald B. Wilbur, age 65, has been a director since 1993. He retired as the Plant Manager of Unilever HPC, USA, a personal products manufacturer, on December 31, 2002. He is a Director of Liberty Bank.

CORPORATE GOVERNANCE
      With the exception of Ms. Hunt and Mr. Thornburg, each director listed above has had the same employment for more than the past five years either in the position indicated or in other similar or executive capacities with the same company or a predecessor.
      In 2006, the Company’s Board of Directors met five times and conducted regular executive sessions of the outside directors without management present. In addition, the Company’s Board of Directors maintains a number of committees; their composition and functions in 2006 follows. In 2006, each director attended at least 86% of the aggregate number of meetings of the Board and Committees on which he or she served. All directors, except Mr. Engle who was not standing for renomination, attended the 2006 Annual Meeting of Shareholders. Directors are expected, but not required, to attend the 2007 Annual Meeting of Shareholders.
Board Committees and Responsibilities
      The Board of Directors of Connecticut Water Service, Inc. has standing Audit, Compensation, Corporate Governance, Executive, Pension Trust and Finance, and Strategic Planning Committees. The Audit, Compensation, and Corporate Governance Committees have adopted written charters. Copies of these charters are available at the Company’s website, under the Corporate Governance section, or by contacting the Company at the address appearing on Page 32.
Board Committee Membership, Attendance and Function

Pension
					Corporate			Trust &		Strategic
Name	Audit		Compensation		Governance		Executive	Finance		Planning

Ms. Hanley					X					X
Ms. Hincks	X	*	X				X			X
Ms. Hunt										X
Mr. Kachur								X		X
Mr. Lengyel	X				X
Mr. Lentini			X					X
Mr. Neal			X	*			X	X		X
Mr. Reeds	X				X		X	X	*
Ms. Thibdaue	X									X
Ms. Wallace	X							X
Mr. Wilbur			X		X	*	X			X

*	Chair
The Audit Committee
      In 2006, the Audit Committee met seven times, including five telephonic meetings. The Audit Committee appoints, compensates, and oversees the work of the independent auditors of the Company and the Connecticut Water Company (CWC), and monitors the Company’s financial reporting process and internal control systems. The Audit Committee Charter is available on our Web site at www.ctwater.com, under the Corporate Governance Section.
The Compensation Committee
      In 2006, the Compensation Committee met two times, including one telephonic meeting. The Compensation Committee determines officer compensation and the promotion and hiring of officers, reviews Company fringe benefit plans other than retirement plans, and administers the Company’s Performance Stock Programs. The Compensation Committee Charter is available on our website at www.ctwater.com, under the Corporate Governance Section.
      The Committee has the authority to retain any legal counsel, compensation consultant or other consultant to be used to assist in the evaluation of director or executive compensation. The committee has engaged a recognized independent compensation consultant every three years to analyze executive compensation competitiveness and provide recommendations regarding the Company’s Total Pay Program, described in the Compensation Discussion and Analysis Section beginning on Page 17.
      In addition, the Committee receives an annual report from the President/ Chief Executive Officer on each individual executive’s historical compensation information; each executive’s performance review; a progress report on the executive’s results in achieving strategic objectives; and general competitive market information pertaining to salary increase budgets and executive compensation.
The Corporate Governance Committee
      In 2006, the Corporate Governance Committee met twice, including one telephonic meeting. The Corporate Governance Committee reviews the qualifications and independence standards of director nominees and makes recommendation to the Board, and reviews the overall effectiveness of the Board. The

Corporate Governance Committee Charter is available on our website at www.ctwater.com, under the Corporate Governance Section.
The Executive Committee
      In 2006, the Executive Committee had one telephonic meeting. The Executive Committee acts on behalf of the Board whenever the Board is not in session and recommends Chief Executive Officer succession.
The Pension Trust and Finance Committee
      In 2006, the Pension Trust and Finance Committee met six times, including two telephonic meetings. The Pension Trust and Finance Committee reviews the Pension Trust Fund of CWC Employee Retirement Fund, the employee Savings Plan (401(k)), the VEBA Trust Fund for retiree medical benefits, and the Supplemental Executive Retirement Program, reviews and determines actuarial policies and investment guidelines, selects the investment managers, and makes recommendations to and advises the Board of Directors on financial policy issues and the issuance of securities.
Strategic Planning Committee
      In 2006, the Strategic Planning Committee met once. The Strategic Planning Committee oversees the preparation and implementation of the Company’s Strategic Plan.
The Board Nomination Process
      The Corporate Governance Committee identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources, such as water industry and state industry associations. Heather Hunt, appointed June 29, 2006, was recommended by Marshall T. Chiaraluce, the Company’s Chairman. All candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates. The Committee recommends to the Board nominees that are independent and possess qualities such as personal and professional integrity, sound business judgment, and utility, financial, or political expertise. The Committee also considers age and diversity (broadly construed to mean a variety of opinions, perspectives, personal, and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making its recommendations for nominees to the full Board. In addition, the Committee considers whether potential director nominees live in CWC’s service regions in sufficient numbers to satisfy the representation requirements of Connecticut Statute 16-62a, and also evaluates other factors that it may deem are in the best interests of the Company and its shareholders. The Committee may, under its charter, retain at the Company’s expense one or more search firms to identify potential board candidates. The Committee does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
The 2006 Nomination Process
      The Corporate Governance Committee met on October 11, 2006 to consider the renomination of Directors Hunt and Reeds whose terms expire at the 2007 Annual Meeting of Shareholders, and Director Thornburg who is being reclassified as a Class I director to equalize the classes. The Committee reviewed the attendance, performance, and independence of these Directors, but determined to withhold the Committee’s recommendation of these Directors as Director nominees to the Board in order to allow interested shareholders to make either (i) recommendations to the Committee for Director nominees to be considered by the Board for inclusion on the Company’s proxy card, or (ii) formal Director nominations, which, pursuant to the Company’s Bylaws procedures (described below) were due by January 11, 2007. The Committee did not receive a formal shareholder self-nomination for director candidate. After consideration of all candidates, the Committee recommended to the Board, and the Board approved, that the number of Board members should be set at 10 and that Ms. Hunt and Messrs. Reeds and Thornburg should be submitted to shareholders as the Company’s director nominees. Directors Hincks and Neal were not renominated in accordance with

Company Bylaws prohibiting the nomination of directors who are 70 years of age or older. In addition, Mr. Chiaraluce, Chairman, in 2006 announced his retirement from the Company and the Board in May 2007 and did not submit his name for consideration.
Shareholder Recommendations
      The Company’s Bylaws allows nomination of directors by any shareholder who is entitled to vote for the election of directors at either the Annual Meeting of Shareholders or a special meeting where directors are to be elected. Shareholder nominations must be received no later than January 18, 2008, which is 120 days prior to the first anniversary date of the prior year’s Annual Meeting of Shareholders or within 10 days of the mailing date of a Notice of Special Meeting, and must include the following:

•	Name and address of person being nominated;

•	Name and address of the shareholder making the nomination as they appear on the Company’s records, and the number and class of shares beneficially owned;

•	A representation that the nominating shareholder is entitled to vote either the Annual Meeting of Shareholders or Special Meeting, and that the shareholder will attend the meeting in person or by proxy to place the nomination before shareholders;

•	A description of all understandings and agreements between the shareholder, the nominee and any other person or persons (naming such person or persons) in exchange or consideration of the nomination;

•	Information regarding the nominee that would be required to be included in a proxy statement to be compliant with the rules of the Securities and Exchange Commission; and

•	Consent of the nominee that they would serve if elected.
      The presiding officer at the meeting will determine if a shareholder nomination was made in accordance with the provisions of the Company’s Bylaws. If the officer determines that a nomination was not compliant with the Bylaws, he shall state so at the meetings and the nomination will be disregarded.
Mandatory Retirement
      According to the Company’s Bylaws, no director shall be eligible for re-election as a director of the Company after such directors has attained the age of 70. Accordingly, Ms. Hincks and Mr. Neal were not renominated in accordance with Bylaws.
Minimum Stock Ownership
      Each Board member is required to own at least 200 shares of Connecticut Water Service, Inc. common stock.
Communications with Directors
      Any shareholder wishing to communicate with a director may do so by contacting the Company’s Corporate Secretary, at the address and telephone number listed on Page 32, who will pass to the director a written, e-mail, or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.
Certain Relationships and Related Person Transactions
      During 2006, the Company paid $2,446,515 to Northeast Utilities for which Ms. Thibdaue serves as a Vice President, for electric utility services. The Company paid Northeast Utilities prevailing rates for electric utility services. Northeast Utilities made payments of $5,810 to the Company during 2006 for water service.

Practices and Policies for Review and Approval of Related Person Transactions
      The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest. Therefore, as a general matter and in accordance with the Company’s Code of Conduct and the Board of Directors’ Code of Ethics, it is the Company’s preference to avoid such transactions.
      In order to screen any potential conflicts of interest, the Board has designated the Corporate Secretary to review the proxy questionnaire and report to the Corporate Governance Committee, Audit Committee, and Board, if there are any such potential conflicts. The Audit Committee reviews any matter related to audit misconduct and the Corporate Governance Committee reviews any matter related to a conflict of interest of current board members or those considered for board membership. Both committees report to the Board on matters that may rise to the level of an actual or potential conflict.
Board Independence
      The Company’s Common Stock is listed on the NASDAQ Global Select Market. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company. The Board has determined that Mesdames Hanley, Hincks, Hunt, Thibdaue, and Wallace and Messrs. Kachur, Lengyel, Lentini, Neal, Reeds, and Wilbur are independent directors under NASDAQ listing standards. Mr. Chiaraluce and Mr. Thornburg, employees of the Company, are not considered independent directors. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business.
Code of Conduct
      Annually, employees are sent the Company’s Code of Conduct. Thereafter, each employee acknowledges their understanding and compliance with the Code, including the establishment of a Company hotline for reporting Code of Conduct violations. To date, the Company hotline has received no reports of conduct violations. In addition to the Code of Conduct, the Board has adopted an additional Code of Conduct as a result of the Sarbanes-Oxley Act of 2002.

The Board promotes honest and ethical conduct, including the ethical handling of actual and apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company; and compliance with applicable governmental laws and regulations and the Company’s own governing documents.
      The public can access the Company’s Code of Conduct on the Company’s website (www.ctwater.com) or by contacting the Company at the address appearing on Page 32.
Director Compensation
      Since the Boards of Directors of the Company and CWC are identical, regular meetings of each are generally held on the same day. Following is a table showing the fees paid to Board members in 2006. Every three years, the Corporate Governance Committee conducts a review of the Board’s compensation. That review was last conducted in October 2004. Currently, each Board and committee meeting fee is $700 for regular meetings; $800 for special meetings; whether they participate in person or by phone. There were no special meetings of the Board or any Committee held in 2006. Committee members who participate in scheduled committee telephone conference calls are paid $350 per call. Each Board member is paid an annual retainer of $8,000 in quarterly installments. Each committee chair is paid an additional retainer of $1,500 in quarterly installments. There are currently no equity awards made to the independent members of the Board of Directors.

      The Table below summarizes the compensation paid by us to our directors during the fiscal year ended December 31, 2006.

				Change in
				Pension
				Value and
				Nonqualified
	Total Fees			Deferred
	Paid in Cash	Stock	Option	Compensation	All Other
Directors	in 2006	Awards	Awards	Earnings	Compensation		Total

R. Engle(1)	$6,301.18	0	0	0	0		$6,301.18
M. T. Chiaraluce(2)	$11,500.00	0	0	0	0		$11,500.00
M. Hanley(1)	$15,600.00	0	0	0	0		$15,600.00
M. L. Hincks*(1)	$20,625.00	0	0	0	0		$20,625.00
H. Hunt	$6,100.00	0	0	0	0		$6,100.00
M. G. Kachur(1)	$18,400.00	0	0	0	0		$18,400.00
R. D. Lengyel	0	0	0	0	$11,580.50	(3)	$24,830.50
D. A. Lentini(1)	$18,050.00	0	0	0	0		$18,050.00
R. F. Neal*(1)	$20,975.00	0	0	0	0		$20,975.00
A. C. Reeds*(1)	$23,075.00	0	0	0	0		$23,075.00
L. J. Thibdaue(1)	$17,350.00	0	0	0	0		$17,350.00
E. W. Thornburg(2)	$9,471.38	0	0	0	0		$9,471.38
C. P. Wallace(1)	$19,450.00	0	0	0	0		$19,450.00
D. B. Wilbur*(1)	$18,875.00	0	0	0	0		$18,875.00

*	Committee Chairmen

(1)	Retainer for the 4th quarter 2005 was paid in January 2006; therefore the retainer amounts stated include all of 2006 retainer plus $2,000 from 2005.

(2)	Mr. Chiaraluce, Chairman and Executive Officer, and Eric W. Thornburg, President and Chief Executive Officer, receive the same retainer and meeting fees as other directors. Neither receive a fee for committee meetings. Messrs. Chiaraluce and Thornburg’s retainer and meeting fees are also included in the All Other Compensation Column of the Summary Compensation Table on Page 21. Directors who are not officers are not entitled to retirement benefits from the Company.

(3)	Interest from Deferred Compensation Plan participation.
      Under the Company’s Directors Deferred Compensation Plan, Directors may elect to defer receipt of all or a specified portion of the compensation payable to them for services as directors until after retiring as directors. Any amounts so deferred are credited to accounts maintained for each participating director, and interest at an annual rate of 8.07% is currently credited on a monthly basis to all deferred amounts. Distribution of amounts deferred and accumulated interest may be made, at the election of each participating director, in a lump sum or in annual installments over a period of years specified by the director, such distribution to commence in the year following the year in which the individual ceases to be a director. For 2006, Mr. Lengyel elected to participate in the Plan. In addition, four of the Company’s retired directors are currently receiving payments under the Plan.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Company’s Compensation Committee (Ms. Hincks and Messrs. Lentini, Neal or Wilbur) was an officer or employee of the Company or any of its subsidiaries during 2006. During 2006, no executive officer of the Company served as a director of or as a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company, or who served on the Board’s Compensation Committee.

      Board Members David A. Lentini and Marshall T. Chiaraluce serve on the Cooper-Atkins Corporation Board of Directors. Company Board Member Carol P. Wallace is Chairman of the Cooper-Atkins Corporation Board of Directors.
Security Ownership of Certain Beneficial Owners and Management
      The following table lists, to the Company’s knowledge, the ownership of the Company’s Common Stock and the nature of such ownership for each director and nominee for director, for each executive officer named in the Summary Compensation Table, for all executive officers and directors of the Company as a group, and for each person who beneficially owns in excess of 5 percent of the outstanding shares of any class of the Company’s voting securities. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 2007 and assumes that shares which the named person has a contractual right to acquire within 60 days have been acquired and are outstanding.
Security Ownership of Management
      The table below is information regarding the beneficial ownership of Common Stock of the Company held by the Company’s directors, the named executive officers and all directors, nominees for directors as a group as of March 1, 2007.

	Total Amount of
Name of Beneficial Owners	Common Stock	Percent of Common
(* denotes non-employee Director)	Beneficially Owned	Stock Outstanding

David C. Benoit(1)	45,691	**
Marshall T. Chiaraluce(2)	120,428	1.5%
Mary Ann Hanley*	1,350	**
Marcia L. Hincks*	1,620	**
Heather Hunt	250	**
Mark G. Kachur*	200	**
Ronald D. Lengyel*	1,125	**
David A. Lentini*	2,000	**
Thomas R. Marston(3)	17,169	**
Robert F. Neal*	1,500	**
Terrance P. O’Neill(4)	23,681	**
Arthur C. Reeds*	1,500	**
Lisa J. Thibdaue*	700	**
Eric W. Thornburg(5)	30,502	**
Carol P. Wallace*	200	**
Maureen P. Westbrook(6)	40,492	**
Donald B. Wilbur(7)	3,548	**
Total Directors, Nominees, and Named Executive Officers As a Group	291,956	3%
      The above ownership individually and as a group is less than 5% of the outstanding shares of Connecticut Water Service, Inc.

**	indicates ownership of less than 1% of the class of securities.

(1)	Includes 3,378 shares of restricted stock, 6,128 unrestricted performance share units, 956 restricted performance share units, and 32,788 exercisable stock options under the Company’s Performance Stock Program, and 244 directly-owned shares.

(2)	Includes 5,585 shares of restricted stock, 38,453 unrestricted performance share units, 62,711 exercisable stock options under the Company’s Performance Stock Program, 11,067 directly-owned shares, and 2,612 shares in the Company’s 401(k).

(3)	Includes 2,979 shares of restricted stock, 2,528 restricted performance share units, 94 unrestricted performance share units, 8,852 exercisable stock options under the Company’s Performance Stock Program, 1,582 directly-owned shares, and 1,134 shares in the Company’s 401(k).

(4)	Includes 2,979 shares of restricted stock, 1,600 unrestricted performance share units, 1,580 restricted performance share units, 16,069 exercisable stock options under the Company’s Performance Stock Program, and 1,453 directly-owned shares.

(5)	Includes 14,787 shares of restricted stock under the Company’s Performance Stock Program.

(6)	Includes 2,979 shares of restricted stock, 3,486 unrestricted performance share units, 1,685 restricted performance share units, and 29,210 exercisable stock options under the Company’s Performance Stock Program, 2,108 directly-owned shares, and 1,024 shares in the Company’s 401(k).

(7)	Mr. Wilbur’s spouse owns 3,548 shares.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16 of the Securities Exchange Act of 1934, directors, officers and certain beneficial owners of the Company’s equity securities are required to file reports of their transactions in the Company’s equity securities with the Securities and Exchange Commission on specified due dates. In 2006, reports of transactions by all directors, officers and such beneficial holders were timely filed. In making this statement, the Company has relied on the written representations of its directors, officers, and five percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.
Other Security Holders
      The following table sets forth information as of March 1, 2007 as to all persons or groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock or Preferred A Stock of the Company.

		Shares
Title &		Beneficially		Percent of
Class	Name and Address of Beneficial Holder	Owned		Class

Common	Dimensional Fund Advisors LP	509,291	(1)	7.25%
	1299 Ocean Avenue
	Santa Monica, CA 90401
Preferred A	Judith A. Peterson and E. Kenneth Peterson	2,025	(2)	13.5%
	928 Brintonnial Way
	Winston Salem, North Carolina 27104

(1)	This information is based upon information included in a Schedule 13G/ A filed by Dimensional Fund Advisors with the Securities and Exchange Commission on February 1, 2007. Dimensional Funds Advisers LP (formerly, Dimensional Fund Advisors, Inc., “Dimensional”) is a registered investment adviser and furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts, and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company. All securities reported above are owned by the Funds.

(2)	This information is based on the Company’s transfer agent, Registrar and Transfer Company, records of registered shareholders.

AUDIT COMMITTEE REPORT
      The Board has determined that each member of the Audit Committee qualifies as an “independent director” for purposes of NASDAQ listing standards and also has determined that Carol P. Wallace is a “financial expert” as defined under rules of the Securities and Exchange Commission. In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended December 31, 2006 (the “audited financial statements”), the Audit Committee performed the following functions:

•	The Audit Committee reviewed and discussed with senior management and PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements, management’s report on the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting.

•	The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

•	The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with PricewaterhouseCoopers LLP its independence from the Company, including whether the provision of non-audit services by PricewaterhouseCoopers LLP to the Company is consistent with maintaining the auditors’ independence.
      Based upon functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the U.S. Securities and Exchange Commission.
AUDIT COMMITTEE
Marcia L. Hincks (Chairman)
Ronald D. Lengyel
Lisa J. Thibdaue
Carol P. Wallace
Arthur C. Reeds
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.
PROPOSAL (2) — RATIFICATION OF APPOINTMENT OF AUDITORS
      The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2007. Although we are not required to seek shareholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our shareholders fail to ratify the appointment.
      Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company.
      Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Principal Accountant’s Fees and Services
      During fiscal year 2006, the Company retained its principal auditor, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts.

Audit Fees
      The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2006, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for those fiscal years were $417,000 (1) and $410,000 (2), respectively.

Audit Related Fees
      PricewaterhouseCoopers LLP performed audit related professional services as follows:

	2005(1)	2006(2)

Audit of ERISA Plans	$20,000	$21,500
Accounting Consultation	0	20,000
Preparation of Form 5500’s	7,000	7,500
Bond Refinancing	15,000	0
Total	$42,000	$49,000

All Other Fees
      In addition to the services and fees stated above, PricewaterhouseCoopers LLP billed the Company for the following.

	2005(1)	2006(2)

Tax Services Fee	$0	$10,000
Out-of-Pocket Expenses	$16,500	$16,500

(1)	2005 numbers stated in the Company’s 2006 proxy statement were estimates. The numbers now stated are actual expense.

(2)	2006 numbers are estimates.
      In accordance with its charter, the Audit Committee pre-approved all audit and non-audit fees for 2005 and 2006 listed above.
      THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL (2).

EXECUTIVE COMPENSATION
Equity Compensation Plan Information
      The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and awards under all of the Company’s existing equity compensation plans as of December 31, 2006. The table also includes information about the Company’s other equity compensation plans previously adopted without shareholder approval.

	Number of			Number of Securities
	Securities to be			Remaining Available
	Issued Upon		Weighted Average	for Issuance Under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants		Options, Warrants,	Securities Reflected
Plan Category	and Rights		and Rights	in Column (a))

Equity compensation plans approved by security holders(1)	180,853		$24.62	867,145
Equity compensation plans not approved by security holders(2)	0		N/A	531,480
Total	180,853	(2)	$24.62	1,398,625	(3)

(1)	Includes the Company’s 1994 Performance Stock Program, amended and restated as of April 26, 2002 and the 2004 Performance Stock Program, approved by shareholders on April 23, 2004.

(2)	Includes the Dividend Reinvestment and Common Stock Purchase Plan (DRIP), amended and restated as of November 15, 2001. Under the plan, customers and employees of the Company and holders of Common Stock who elect to participate may automatically reinvest all or specified percentages of their dividends in additional shares of Common Stock and may also make optional cash payments of up to $1,000 per month to purchase additional shares of Common Stock. The Company may issue shares directly to the Plan’s agent in order to meet the requirements of the Plan, or may direct the agent administering the Plan on the Company’s behalf to buy the shares on the open market at its discretion. 1,500,000 shares have been registered with the Securities and Exchange Commission for that purpose. Under the Plan, 968,520 shares have been issued by the Company as of December 31, 2006. From late 1996 to January 31, 2004, the Plan’s agent purchased shares on the open market. Since February 2004, the Plan’s agent credits Plan participants with shares issued by the Company from the DRIP reserve.

(3)	Revised to reflect all shares previously reserved by the Company’s Board of Directors and shares resulting from the Company’s 2001 3-for-2 stock split.
COMPENSATION DISCUSSION AND ANALYSIS
      In this section, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation earned or paid in 2006 to the following individuals, whom we refer to as our named executive officers:

•	Eric. W. Thornburg, Director, President and Chief Executive Officer;

•	Marshall T. Chiaraluce, Chairman of the Board of Directors and Executive Officer and former President and Chief Executive Officer;

•	David C. Benoit — Vice President, Finance, Chief Financial Officer and Treasurer;

•	Thomas R. Marston — Vice President, Planning and Treatment;

•	Terrance P. O’Neill — Vice President, Operations; and

•	Maureen P. Westbrook — Vice President, Administration & Government Affairs.
      The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

I.	Objectives
      The Compensation Committee has established a competitive and cost effective Total Pay Program (the “Program”) to:

•	attract and retain key executives critical to the long-term success of the Company;

•	integrate compensation programs with the Company’s strategic plans and its annual business planning, budgeting and annual performance review processes;

•	support a performance-oriented environment that rewards executives for the accomplishment of strategic goals and operating objectives which reflect customer service and satisfaction, operational excellence and financial success; and

•	strengthen the alignment between management and shareholders’ interests based upon increased shareholder value and total returns.

II.	Goals
      The Program is designed to reward:

•	individual executives’ sustained levels of success vs. their job accountabilities, support for the Company’s mission and values, and growth in their managerial capabilities and is recognized through competitive annual salary merit increases; and

•	the achievement of annual goals related to financial results, customer value and service, water quality, return on shareholders’ investment vs. an industry peer index (companies in the index are listed on Page 20), revenue growth from specific products and services, operational and staffing level efficiency and additional shared strategic initiatives through annual awards from the Company’s 2004 Performance Stock Program (PSP).

III.	Elements of the Program
      The Company’s Program consists of the following components:

•	base salary with merit increase opportunities;

•	annual incentive compensation award through the PSP. The form of those awards include Restricted Stock with voluntary deferral opportunities into Performance Shares and/or Cash Units;

•	long-term performance-based Awards from the PSP in the same form as the Annual awards (stock option grants are permissible under the PSP as approved by shareholders, however, no options were granted in 2005 or 2006.) Long-term awards vest over four years;

•	retirement, savings, health and welfare benefits consistent with those available to other Company employees; and

•	supplemental retirement and nonqualified deferred compensation agreements.

IV.	The Reasons Why the Company Chooses Each Element of the Program
      The Company has chosen its comprehensive Total Pay Program approach whereby the individual elements work together as follows.

•	A specific salary grade, range and level based upon competitive market median pay levels for comparable jobs which provide regular fixed income security for the executives. Pay levels within the ranges and merit increases are based upon annual performance reviews and competitive budget amounts.

•	Annual incentive opportunities for Restricted Stock Awards to assure competitive total annual compensation opportunities, pay for performance and the alignment of pay with key strategic, customer, employee, shareholder, and operating goals and objectives. Voluntary deferral opportunities into Performance Shares or Cash Units provide individual executives with additional income timing and tax flexibility.

•	Long-Term performance-based Restricted Stock Awards from the PSP to further align pay and performance, assure competitive long-term and total direct compensation opportunities, and strengthen the alignment between management and shareholder interests.

•	The allocation between annual incentive opportunities and long-term incentive compensation opportunities are equal for the eligible executive officers. This is intended to help balance the executive’s focus, priorities, and rewards between annual operating matters and longer-term shareholder value.

•	A comprehensive retirement, savings, health and welfare benefits program to provide longer-term and current income security.

V.	Interrelationship of Elements of the Program
      Each year, the Committee determines the maximum incentive award (denominated in dollars) for each participant, which is based on a percentage of the salary range midpoint for the participant. The Committee also establishes corporate and individual performance measures for the Chief Executive Officer (CEO) and the Chairman and other named executive officers based upon strategic priorities for the purpose of determining the percentage of maximum incentive award a participant is entitled to receive. The Committee also determines the relative weights to be given to corporate and individual goals.
      Each named executive officer has a threshold, target, and maximum incentive amount expressed as a percentage of the salary range midpoint. In 2004-2006, these amounts were 15 percent, 30 percent, and 45 percent, respectively, of the salary range midpoint for the Chairman and for the CEO, and 10 percent, 20 percent and 30 percent, respectively, for the other named executive officers. The same percentages are used for determining the long-term Restricted Stock Award amounts. The plan is intended to pay fully competitive annual cash compensation and provide competitive longer-term stock compensation awards when performance against goals matches the target level. There are no awards paid if performance is below threshold in each criteria.
      At the end of each fiscal year, the Committee reviews a management report on results versus goals and meets with the CEO to evaluate the performance of the other named executive officers. The Committee also meets in the absence of the CEO to evaluate his performance. This performance, expressed as a percentage with threshold (80%), expected (100%), and maximum probable (120%), is used in the determination of the annual incentive as well as the long-term Restricted Stock Award amounts. The Committee has the authority to modify the mathematical results of applying the terms of the Program when the Committee, exercising sound business judgment, deems it prudent to do so. Salary merit increases for the CEO and other officers are based upon the competitive merit increase budget and individual performance vs. job accountabilities, support for the Company’s mission and values as well as managerial capabilities.

VI.	How each Element and the Company’s Decisions Fit into the Company’s Overall Compensation Objectives
      No single pay element can achieve all of the goals and objectives of a sound Total Pay Program. The individual pay elements are intended to work together in an integrated Total Pay Program which is competitive and cost effective; attracts and retains executive talent; balances customer, operating and financial objectives; and is directly aligned with performance and increasing total returns to shareholders through stock price appreciation and dividends.
      The Company’s 2006 Strategic Plan consisted of financial indicators which comprised 50% of the award allocation; performance indicators which comprise 25% of award allocation; and Corporate Initiatives which comprised 25% of the award allocation. The Board established an earnings per share target for 2006 between $0.80 and $0.86 per common share which was achieved; thus the named executive officers received 50% of their award allocation based on the Company’s financial results. Performance Indicators, such as customer satisfaction, shareholder return, water quality, system integrity, utility employee productivity, and non-rate revenue, were partially achieved at target levels and added 13% to the award allocation. Corporate initiatives, such as rate filing, rate case communication plan, improved employee relations, updated distribution system mapping, and additional water supply, were achieved at a maximum levels between target and maximum and added 28.3% to the incentive award allocation. The Compensation Committee determined that each of the named executive officers received 90.9% of their original award allocation.

VII.	Compensation Committee’s Delegation of Authority and the Role of Our CEO Determining or Recommending Executive and Director Compensation.
      Based upon recommendations from the CEO, the Compensation Committee approves executive eligibility for participation in the various compensation and special benefits programs, salary grade and range increases and performance goals and weightings as well as award amounts under the 2004 Performance Stock Program. The Committee keeps the full Board informed on key decisions, trends and developments.
      The Committee receives an annual report from the CEO in executive session on each individual executive’s historical compensation information; each executive’s performance reviews; a progress report on the executive’s results in achieving strategic objectives; and general competitive market information pertaining to salary increase budgets and executive compensation. Every three years, the Committee engages a recognized independent compensation consultant to analyze executive compensation competitiveness and reasonableness of the Company’s executive officer pay levels and program. Comparisons have regularly been made to a sample of larger and smaller publicly-traded water company competitors for executive talent, including such companies as American States Water Corporation, Artesian Resources Corporation, Middlesex Water Company, Pennichuck Corporation, and San Jose Water Corporation. The consultant also provides recommendations regarding Total Pay Program strategy, mix and award practices based upon competitive market trends as well as tax and financial efficiencies. Ernst & Young LLP provided an analysis and recommendation to the Committee on July 31, 2002 and Pearl Meyer & Partners provided an analysis and recommendation to the Committee on August 30, 2005. The next analysis will take place in 2008.

VIII.	The Determination and Approval Process for Stock Option Awards and Other Plan-Based Awards.
      While the 2004 PSP authorizes Stock Options, Restricted Stock, Performance Shares, and Cash Unit awards, no stock options have been granted since 2004. The size of most annual awards is based upon performance vs. goals and objectives as previously indicated. In conjunction with the review and approval of the upcoming year’s financial and strategic plans each fall, the Committee determines the level of potential awards for the upcoming year. The specific targets are established and the corresponding maximum and minimum awards are set. At the conclusion of the year’s performance being measured, the Committee determines what portion of the awards was actually earned, based upon results. The awards are then made to the participants. For the Long-Term Awards, which vest equally over four years, in addition to achievement of specific pre-established goals, the participant must also meet a continued employment term over four years to become fully vested.

COMPENSATION COMMITTEE REPORT
      We have reviewed and discussed the Compensation Discussion and Analysis with management of Connecticut Water Service, Inc. and, based on our review and discussions and such other matters deemed relevant and appropriate by the Committee, we recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
Robert F. Neal (Chairman)
Marcia C. Hincks
David A. Lentini
Donald B. Wilbur
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.
ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION
2006 Summary Compensation Table

							Change in
							Pension
							Value and
							Non-
						Non-Equity	Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name & Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(A)	($)(B)	($)(C)	($)(D)	($)(E)	($)

Marshall T. Chiaraluce,	2006	$354,700	0	$139,785	$17,277	$120,518	$85,167	$5,779	$723,226
Chairman/Executive Officer
Eric W. Thornburg,	2006	$246,952	0	$117,578	0	0	$52,729	$198,656	$615,915
President/ CEO
David C. Benoit,	2006	$195,600	0	$23,649	$8,359	$33,484	$62,455	$4,672	$328,219
VP Finance/ CFO
Thomas R. Marston,	2006	$163,230	0	$26,771	$5,059	$23,620	$72,312	$3,897	$294,889
VP, Planning & Treatment
Terrance P. O’Neill,	2006	$176,700	0	$27,523	$7,370	$22,858	$61,202	$4,221	$299,874
VP, Operations
Maureen P. Westbrook	2006	$184,800	0	$30,190	$7,370	$20,191	$46,076	$4,514	$293,141
VP, Administration & Government Affairs

(A)	All named executive officers were granted restricted stock in December 2005 or, in the case of Mr. Thornburg, March 2006. These restricted stock awards vest over a six-year period, assuming continued employment or a board-approved retirement. The Company recognized expense in 2006 in accordance with FAS 123(R) as follows: Mr. Chiaraluce $139,785, Mr. Thornburg $11,268, Mr. Benoit $8,527, Mr. Marston $7,520, Mr. O’Neill $7,520, and Ms. Westbrook $7,520. In addition, all named executive officers, except Mr. Chiaraluce, received either restricted stock or performance shares which is performance based and determined in accordance with the Company’s actual performance in comparison to strategic goals approved by the Compensation Committee, before the year begins. This column includes the expenses recognized for both the short-term and long-term awards. The long-term award is based upon the same performance measures as the short-term award described in the Compensation Discussion and Analysis beginning on Page 17. A portion of these restricted stock and performance share awards became unrestricted on March 16, 2007. The long-term component is based upon the same performance measures as the short-term award. Each of the awards, which vest 25% per year over 4 years, requires continued employment of the named executive officer for vesting to continue or a board-approved retirement.

(B)	For assumptions used in valuation of Option Awards, see Footnote 14 “Stock Based Compensation Plans” in the Company’s 2006 Form 10-K.

(C)	The compensation reported in this column is in the form of Cash Units issued under the Performance Stock Program. Both the short-term award and vested portion of the long-term performance awards are included in this column for each named executive officer. The long-term component has a continued employment vesting schedule, in addition to the attainment of specific performance measures described in the Compensation Discussion and Analysis beginning on Page 17.

(D)	Reflects the increases during 2006 in the actuarial present values of each named executive officer’s accumulated benefits under the Company’s pension plan and Supplemental Executive Retirement Plan (SERP). In addition, Messrs. Chiaraluce, Benoit, and Marston, and Ms. Westbrook participate in the Company’s Non-Qualified Deferred Compensation Plan and earned above-market interest of $8,225, $9,198, $520, and $2,561 respectively. Messrs. Thornburg and O’Neill did not participate in the Deferred Compensation Plan.

(E)	Amounts reflected in this column include 401(k) matching contributions for each named executive officer. For Mr. Thornburg, in addition to the 401(k) match ($1,357) this column includes costs associated with his relocation during 2006, when he joined the Company. Those costs include $95,181 of closing expenses associated with sales and purchases of residences in his prior and current locations, moving costs of $32,660 and temporary living costs of $26,363. A gross-up payment of $43,092 on a portion of the taxable component of these costs was also provided to Mr. Thornburg.
Grants of Plan-Based Awards for 2006

								All Other
								Stock		All Other
								Awards:		Option
		Estimated Future Pay			Estimated Future Pay			Number		Awards:
		Under Non-Equity Incentive			Under Equity Incentive			of		Number of	Exercise or	Grant Date
		Plan Awards			Plan Awards			Shares		Securities	Base Price	Fair Value
								of Stock		Underlying	of Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	Awards	and Option
Name	Date	($)	($)	($)	(#)(A)	(#)(A)	(#)(A)	(#)		(#)	($/Sh)	Awards(C)

M. T. Chiaraluce	1/11/06	$99,992	$199,984	$299,976	0	0	0	0		0	NA	0
E. W. Thornburg	3/18/06	0	0	0	1,788	3,577	5,365	4,507	(B)	0	NA	$254,105
D. C. Benoit	1/11/06	$32,261	$64,523	$96,784	318	638	956	0		0	NA	$23,690
T. R. Marston	1/11/06	$14,224	$28,449	$42,673	843	1,685	2,528	0		0	NA	$62,644
T. P. O’Neill	1/11/06	$22,226	$44,451	$66,677	527	1,053	1,580	0		0	NA	$39,152
M. P. Westbrook	1/11/06	$21,337	$42,673	$64,010	562	1,123	1,685	0		0	NA	$41,754

(A)	The closing share price of Company stock was $24.78 on January 11, 2006 and $25.74 on March 18, 2006, the Grant Dates.

(B)	Mr. Thornburg was granted 4,507 shares of Restricted Stock on March 18, 2006. Those shares vest over a 6-year period, assuming continued employment. The closing share price of Company stock on the date granted was $25.74.

(C)	Amounts reflect the grant-date fair value of restricted stock and Performance Shares issued to named executives, other than Mr. Thornburg, as of January 11, 2006. For Mr. Thornburg, the grant-date fair value is as of March 18, 2006. Reported amounts are determined according to generally-accepted accounting principles.
      The Committee allocates a Threshold, Target, and Maximum award for each participant annually in December of the year proceeding the measurement period. Specific targets covering a range of shareholder, customer, and employee driven strategic goals are established before the year begins. At the conclusion of the fiscal year, the Committee reviews a management report, comparing the actual performance against the pre-established goals to determine the level of earned award. The award is paid in accordance with the allocation choices made by the participant between Restricted Stock, Performance Shares and Cash Units, prior to the fiscal year being measured.

Outstanding Equity Awards at Fiscal Year-End 2006

						Stock Awards

	Option Awards								Equity
								Equity	Incentive Plan
			Equity					Incentive Plan	Awards:
			Incentive Plan					Awards:	Market or
		Number of	Awards:			Number of	Market	Number of	Payout Value
	Number of	Securities	Number of			Shares or	Value of	Unearned	of Unearned
	Securities	Underlying	Securities			Units of	Shares or	Shares Units	Shares, Units
	Underlying	Unexercised	Underlying			Stock	Units of	or Other	or Other
	Unexercised	Options (#)	Unexercised	Option		That Have	Stock That	Rights That	Rights That
	Options	Unexer-	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	(#)	cisable	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	(A)	(#)	($)	Date	(#)	($)	(#)	($)

M. T. Chiaraluce	1,590		0	$22.33	Dec. 2009	5,585	$127,059	0	0
	19,934			$22.33	Dec. 2009
	12,185			$20.42	Dec. 2010
	6,909			$27.95	Dec. 2011
	2,303			$27.95	Dec. 2011
	11,718			$25.78	Dec. 2012
	8,072	2,691		$29.05	Dec. 2013
E. W. Thornburg	0	0	0	NA	NA	4,507	$103,661	2,587	$63,786
D. C. Benoit	6,059		0	$14.83	Apr. 2009	3,378	$85,272	359	$9,074
	7,085			$22.33	Dec. 2009
	5,012			$20.42	Dec. 2010
	3,791			$27.95	Dec. 2011
	1,263			$27.95	Dec. 2011
	5,671			$25.78	Dec. 2012
	3,907	1,302		$29.05	Dec. 2013
T. R. Marston	3,058		0	$27.95	Dec. 2011	2,979	$75,195	1,015	$25,700
	3,431			$25.78	Dec. 2012
	2,363	788		$29.05	Dec. 2013
T. P. O’Neill	3,167		0	$20.42	Dec. 2010	2,979	$75,195	790	$20,002
	3,342			$27.95	Dec. 2011
	1,114			$27.95	Dec. 2011
	5,001			$25.78	Dec. 2012
	3,445	1,148		$29.05	Dec. 2013
M. P. Westbrook	10,413		0	$22.33	Dec. 2009	2,979	$75,195	790	$20,002
	1,674			$20.42	Dec. 2010
	4,221			$20.42	Dec. 2010
	3,342			$27.95	Dec. 2011
	1,114			$27.95	Dec. 2011
	5,001			$25.78	Dec. 2012
	3,445	1,148	—	$29.05	Dec. 2013
The December 29, 2006 closing price of Connecticut Water Service, Inc. common stock was $22.75 per share.

(A)	All remaining unvested options vest on December 3, 2007.
Material Features of Equity-Based Awards
      The Company’s PSP provides for an aggregate of up to 700,000 shares of Common Stock of the Company to be issued as awards of incentive or non-qualified stock options, shares of restricted stock or awards of performance share or performance cash units (each, an “Award”). Options must be issued at an option price no less than the fair market value of the Company’s Common Stock on the date of the grant. Except as otherwise established by the Compensation Committee, options awarded under the PSP will become exercisable with respect to 25% of the shares subject to the option in equal annual installments, beginning on the first anniversary of the date of the grant of the Option and ratably over the following three anniversaries of such date. The Company has not awarded any stock options under the PSP since December 2004.
      Restricted Stock Awards are conditioned upon the attainment of performance goals established by the Compensation Committee for the performance period to which the Award relates and the award recipient’s continued employment with the Company through the end of the performance period. During the performance period, the participant has all of the rights of a shareholder of the Company, including the right to vote and receive dividends. Participants may elect to have these Awards made in the form of Performance Shares.
      The Compensation Committee may also grant Awards of performance share or performance cash units pursuant to the PSP. At the completion of a performance Award period, the Compensation Committee will determine the Award to be made to each participant by multiplying the number of performance units granted to each participant by a performance factor representing the degree of attainment of the performance goals. Performance share units will be paid in the form of Common Stock upon the participant’s retirement or termination and performance cash units will be paid in cash.
2006 Options Exercises and Stock Vested

	Option Awards		Stock Awards

	Number of Shares	Value Realized	Number of	Value Realized
	Acquired on	on Exercise	Shares Acquired	on Vesting
Name	Exercise (#)	($)	on Vesting (#)	($)

M. T. Chiaraluce	10,000	$101,742	0	0
E. W. Thornburg	0	0	0	0
D. C. Benoit	0	0	0	0
T. R. Marston	6,962	$45,992	0	0
T. P. O’Neill	0	0	0	0
M. P. Westbrook	0	0	0	0
CHANGE IN CONTROL AGREEMENTS
      During May 2001, the Company and The Connecticut Water Company CWC entered into Amended and Restated Employment Agreements with Messrs. Chiaraluce, Benoit, and O’Neill and Ms. Westbrook. Mr. Chiaraluce’s agreement was revised on January 2, 2007. In December 2004, the Company and The Connecticut Water Company entered into an employment agreement with Mr. Marston and on March 16, 2006, the Company and CWC entered into an employment agreement with Eric W. Thornburg. The intent of the agreements is to ensure continuity in the management of the Company in the event of a change in control of the Company. The agreements do not become effective until a change in control occurs (the “Effective Date”). A Change in Control is deemed to occur when (i) any person, other than the Company, CWC or any employee benefit plan sponsored by the Company or CWC, becomes the beneficial owner, directly or indirectly, of twenty (20%) percent or more of the common stock of the Company or CWC; (ii) the stockholders of the Company or CWC approve (A) any consolidation or merger of the Company or CWC in which the Company or CWC is not the continuing or surviving corporation (other than a consolidation or merger of the Company or CWC in which holders of the common stock of the Company or The Connecticut Water Company have the same proportionate ownership of common stock of the surviving corporation) or pursuant to which the common stock of the Company or CWC would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer of all or substantially all the assets of the Company or CWC; (iii) there is a change in the majority of the Board of Directors of the Company or CWC during a 24-month period, or (iv) the Board adopts a resolution to the effect that a change in control has occurred.
      As of the Effective Date, CWC agrees to employ the executives for a continuously renewing three-year period commencing on the Effective Date. Compensation under the agreements is paid by CWC and consists of (i) base salary, (ii) annual bonus, (iii) participation in incentive, savings and retirement plans and welfare plans applicable to executive employees, (iv) fringe benefits, (v) an office and support staff, and (vi) if the executive is employed on the date the Board approves a consolidation, merger, transfer of assets or other transaction described in clause (ii) of the definition of Change in Control above, a stay-on bonus equal to the executive’s then-current base salary, plus an amount equal to the target bonus under the “Officers Incentive Program” for the year in which such date occurs, payable in a lump sum, provided the executive is employed on the fifth day following the closing of such transaction. The stay-on bonus is also payable if the executive’s employment is terminated following such approval but prior to the fifth day following the closing of such transaction by the employer for any reason other than for cause, death or attainment of age 65, or if employment is terminated because of the executive’s disability or if the executive voluntarily terminates employment prior to such date for good reason.

      If the executive’s employment is terminated for cause or by reason of the executive’s death or attainment of age 65 or voluntarily by the executive other than for good reason, the obligations of CWC under the agreements cease and the executive forfeits all rights to receive any compensation or other benefits under the agreement except compensation or benefits accrued or earned and vested by the executive as of the date of termination, including base salary through the date of termination and benefits payable under the terms of any qualified or nonqualified retirement or deferred compensation plans maintained by CWC; provided, that if the executive’s employment is terminated by reason of the executive’s death, in addition to the preceding and any other death benefits which may become payable, base salary continues to be paid at the then current rate for a period of six months to the executive’s beneficiary or estate.
      If the executive’s employment is terminated for any reason other than cause, death or attainment of age 65, or if the executive’s employment is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the obligations of CWC are, in addition to the stay-on bonus described above, payment or provision of: (i) a lump-sum payment in consideration of the executive’s covenants regarding confidential information and non-competition (the “Covenants”), in an amount determined by an independent expert to be the reasonable value of such Covenants as the termination date (the “Covenant Value”), but in no event greater than the aggregate value of the benefits provided in subparagraphs (ii) — (ix) below (the “Termination Benefits”); such Termination Benefits are to be offset by the Covenant Value, provided, however, that the executive may elect to receive any Termination Benefit that would be so offset, but in such event the Covenant Value will be reduced by the value of such Termination Benefit; (ii) an amount equal to three times the base salary of the executive plus three times the target bonus for the executive under the Officers Incentive Program for the year in which termination occurs, reduced by any amount payable under any applicable severance plan, payable over the three years following termination; (iii) the value of the aggregate amounts that would have been contributed on behalf of the executive under any qualified defined contribution retirement plan(s) then in effect, plus estimated earnings thereon had the executive continued to participate in such plan(s) for an additional three years; (iv) an amount equal to the difference between benefits which would have been payable to the executive under any deferred compensation agreement had the executive continued in the employ of CWC for an additional three years and the benefits actually payable; (v) additional retirement benefits equal to the present value of the difference between the annual pension benefits that would have been payable to the executive under CWC’s qualified defined benefit retirement plan and under any nonqualified supplemental executive retirement plan covering the executive had the executive continued to participate in such plan(s) for an additional three years and the benefits actually payable; (vi) if the executive’s employment is terminated by reason of disability, disability benefits at least equal to the most favorable of those provided by CWC or the Company; (vii) all life, health, disability and similar welfare benefit plans and programs of CWC for a period of three years, plus three additional years of credit for purposes of determining eligibility to participate in any such plan for retirees; (viii) three additional years of all other perquisites as the executive was receiving at the date of termination; and (ix) outplacement services for one year.
      The Company estimates of the payments to each of the named executive officers that would be made under various triggering events are described in the tables below.

Marshall T. Chiaraluce

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay On Bonus(1)	0	0	0	0	$454,692
Cash Severance(2)	0	0	0	0	$1,364,076
Retirement Benefits(3)
Pension Plan	$568,856	$275,386	$395,006	$568,856	$568,856
SERP	$1,774,710	$894,955	$1,283,697	0	$1,956,423	(4)
Deferred Compensation(5)	0	0	0	0	$31,741
Defined Contribution Plan(6)	0	0	0	0	$14,157
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$216,647	$216,647	$216,647	0	$216,647
Other Benefits:
Health & Welfare(8)	0	0	0	0	$29,097
Outplacement(9)	0	0	0	0	$7,500
280G Tax Gross Up(10)	0	0	0	0	$0
Eric W. Thornburg

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay On Bonus(1)	0	0	0	0	$382,207
Cash Severance(2)	0	0	0	0	$1,146,621
Retirement Benefits(3)
Pension Plan	0	0	0	0	$0
SERP	0	0	0	0	$1,181,239	(4)
Deferred Compensation(5)	0	0	0	0	$0
Defined Contribution Plan(6)	0	0	0	0	$14,157
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$161,388	$161,388	$161,388	0	$161,388
Other Benefits
Health & Welfare(8)	0	0	0	0	$29,097
Outplacement(9)	0	0	0	0	$7,500
280G Tax Gross Up(10)	0	0	0	0	$646,001

David C. Benoit

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay On Bonus(1)	0	0	0	0	$235,927
Cash Severance(2)	0	0	0	0	$707,781
Retirement Benefits(3)
Pension Plan	$177,848	$108,345	$228,767	$177,848	$177,848
SERP	0	0	$485,227	0	$521,556	(4)
Deferred Compensation(5)	0	0	0	0	$53,190
Defined Contribution Plan(6)	0	0	0	0	$12,587
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$113,466	$113,466	$113,466	0	$113,466
Other Benefits
Health & Welfare(8)	0	0	0	0	$29,097
Outplacement(9)	0	0	0	0	$7,500
280G Tax Gross Up(10)	0	0	0	0	$408,733
Thomas R. Marston

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay On Bonus(1)	0	0	0	0	$198,791
Cash Severance(2)	0	0	0	0	$596,373
Retirement Benefits(3)
Pension Plan	$495,420	$315,892	$464,465	$495,420	$495,420
SERP	$88,820	$43,078	$63,334	0	$307,968	(4)
Deferred Compensation(5)	0	0	0	0	$0
Defined Contribution Plan(6)	0	0	0	0	$11,177
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$219,148	$219,148	$219,148	0	$219,148
Other Benefits
Health & Welfare(8)	0	0	0	0	$29,097
Outplacement(9)	0	0	0	0	$7,500
280G Tax Gross Up(10)	0	0	0	0	$164,671

Terrance P. O’Neill

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay On Bonus(1)	0	0	0	0	$212,261
Cash Severance(2)	0	0	0	0	$636,783
Retirement Benefits(3)
Pension Plan	$449,126	$278,746	$509,719	$449,126	$449,126
SERP	0	0	$198,227	0	$387,122	(4)
Deferred Compensation(5)	0	0	0	0	$0
Defined Contribution Plan(6)	0	0	0	0	$11,371
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$98,828	$98,828	$98,828		$98,828
Other Benefits
Health & Welfare(8)	0	0	0	0	$29,097
Outplacement(9)	0	0	0	0	$7,500
280G Tax Gross Up(10)	0	0	0	0	$283,745
Maureen P. Westbrook

					Termination for
				Termination	Change in
Benefit	Retirement	Death	Disability	for Cause	Control

Stay On Bonus(1)	0	0	0	0	$220,361
Cash Severance(2)	0	0	0	0	$661,083
Retirement Benefits(3)
Pension Plan	$264,406	$143,031	$468,139	$264,406	$264,406
SERP	0	0	$480,789	0	$390,207	(4)
Deferred Compensation(5)	0	0	0	0	$16,622
Defined Contribution Plan(6)	0	0	0	0	$11,892
Equity Awards: Stock Options, Restricted Stock & Performance Shares(7)	$98,828	$98,828	$98,828	0	$98,828
Other Benefits
Health & Welfare(8)	0	0	0	0	$29,097
Outplacement(9)	0	0	0	0	$7,500
280G Tax Gross Up(10)	0	0	0	0	$310,859

(1)	If the named executive is terminated after the Board approves a consolidation, merger, or transfer of assets, or if the named executive is employed on the fifth day following the closing of such transaction, the named executive will receive a stay-on bonus. This stay on bonus is equal to the named executive’s then-current base salary, plus an amount equal to the target bonus under the short-term incentive award program.

(2)	If the named executive’s employment is terminated for any reason other than cause, death, or the attainment of age 65, or if the executive is terminated by reason of the executive’s disability, or if the executive voluntarily terminates employment for good reason, the Company, in return for the executive’s covenants regarding confidential information and non-competition (the Covenants), will pay an amount equal to three times the base salary of the named executive plus three times the target bonus for the named executive under the short-term incentive award program.

(3)	The amounts reported for retirement benefits equal the present value of the accumulated benefit at December 31, 2006 for each of the named executives.

(4)	Under a change in control, the named executive officer would receive additional retirement benefits for the three years covered under the employment agreement. The additional retirement benefits would be equal to the present value of the difference between the annual pension benefits that would have been payable under the CWC Employees’ Retirement Plan (the “Retirement Plan”) and under the non- qualified Supplemental Executive Retirement Plan had the named executive continued to participate in the plans for an additional three years and the vested benefits at the time of termination.

(5)	The amount equal to the difference between the benefits which would have been payable to the named executive under any deferred compensation agreement had the named executive continued in the employ of the Company for an additional three years and the benefits actually payable.

(6)	The value of the aggregate amounts that would have been contributed on behalf of the named executive under the CWC Employee Savings Plan (401(k)) for an additional three years, plus estimated earnings had the named executive continued to participate.

(7)	Named executive will become fully vested in equity compensation awards previously granted, such as stock options, restricted stock and performance shares.

(8)	Represents estimate of value of life, health, disability, and welfare benefit programs of the Company for a period of three years, plus three years of additional credit for purposes of determining eligibility to participate in any such plan for retirees.

(9)	Represents estimate of value of outplacement services for one year.

(10)	In the event that any payment or benefit received or to be received by the executive under the agreement would be an “excess parachute payment”, as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “IRC”), and subject to the federal excise tax imposed by IRC Section 4999, then the change-in-control payment will be made to the named executive in the event that the benefits payable to the named executive under agreement becomes subject to the excise tax on excess parachute payments. The gross-up payment would compensate the named executive for the initial 20% excise tax payable on their excess parachute payments plus the income and excise taxes then becoming payable on the gross-up payment.

      The following Pension Benefit Table shows the present value of accumulated benefits payable to each of our named executive officers under their retirement plans.
Pension Benefits Table for 2006

Name/		Number of	Present Value of	Payments
Credited Years of		Years Credited	Accumulated Benefit	During Last
Service	Plan Name	Service (#)	($)(A)	Fiscal Year ($)

M. T. Chiaraluce 15	Connecticut Water Company Employees Retirement Plan	15.00	$532,021	0
	Supplemental Executive Retirement Plan	15.00	$1,774,669	0
E. W. Thornburg 1	Connecticut Water Company Employees Retirement Plan	1.00	$14,365	0
	Supplemental Executive Retirement Plan	0.83	$38,364	0
D. C. Benoit 11	Connecticut Water Company Employees Retirement Plan	11.00	$159,219	0
	Supplemental Executive Retirement Plan	10.67	$141,547	0
T. R. Marston 33	Connecticut Water Company Employees Retirement Plan	33.00	$461,019	0
	Supplemental Executive Retirement Plan	32.50	$5,515	0
T. P. O’Neill 26	Connecticut Water Company Employees Retirement Plan	27.00	$408,645	0
	Supplemental Executive Retirement Plan	26.83	$94,272	0
M. P. Westbrook 18	Connecticut Water Company Employees Retirement Plan	18.50	$236,465	0
	Supplemental Executive Retirement Plan	18.25	$98,975	0

(A)	In determining the present value of the accumulated benefits in the table, we used discount rates of 5.75% and 5.50% for December 31, 2006 and December 31, 2005, respectively. For CWC Employees Retirement Plan, we have assumed the form of payment would be 75% lump sum and 25% annuity with a 5.50% lump sum discount rate.
Retirement Plans
      All employees and officers of CWC are entitled to participate in CWC Employees’ Retirement Plan (the “Retirement Plan”), a non-contributory, qualified defined benefit plan. Retirement benefits are based on years of credited service and average annual earnings, which is defined to mean the highest average regular basic compensation received by an individual from the Company and CWC during any 60 consecutive months. Retirement benefits under the Retirement Plan are not reduced by employees’ Social Security benefits. Contributions, which are actuarially determined, are made to the Retirement Plan by CWC for the benefit of all employees covered by the Retirement Plan.
      The IRC imposes limits upon the amount of compensation that may be used in calculating retirement benefits and the maximum annual benefit that can be paid to a participant from a tax-qualified benefit plan. These limits affect the benefit calculation for certain individuals and effectively reduce their benefits under the Retirement Plan. In order to supplement Retirement Plan benefits, CWC has entered into individual supplemental executive retirement agreements with certain executives, including all of the named executive officers listed in the Summary Compensation Table. If the executive meets the age and any applicable service requirements under such an agreement, the annual retirement benefit payable will be equal to 60% of average annual earnings, as defined under the Retirement Plan but without the IRC compensation limit, offset by his or her benefit payable under the Retirement Plan.
      In the case of each of Messrs. Chiaraluce, Thornburg and Benoit, the annual benefit amounts are reduced by benefits payable under the retirement plan of a prior employer. All supplemental executive retirement agreements provide an early retirement benefit if the named executive officers retire from service to the Company at any age between 55 and 65. As of December 31, 2006, Mr. Chiaraluce was 65 years of age and thus had satisfied the age requirement necessary to entitle him to the payment of this benefit upon his retirement.
      Participants are part of CWC Employees Retirement Plan (the Plan), a defined benefit plan covering all Connecticut Water employees. The material assumptions used in valuing the pension liability and expense can be found in the footnotes to the Company 2006 Form 10-K.
      Participants are also parties to individual Supplemental Executive Retirement Plans (SERPs) that are entered into with the Company. The SERPs, in conjunction with the Plan, provide the participant who achieves the age of 76 with a benefit equivalent to 60% of the average of the 5 highest years of total compensation, including participating in the certain components of the Company’s PSP. Messrs. Chiaraluce, Thornburg, and Benoit have reductions in their agreements for benefits accrued with prior employers.
      Executive officers may also participate in the Savings Plan (401(k)) of CWC, as amended in August 2004, and other benefit plans generally available to all levels of salaried employees. Also, executive officers may elect to defer compensation under a non-qualified salary deferral plan.
Nonqualified Deferred Compensation Table for 2006

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
Name	Year ($)	Year ($)	Year ($)(1)	Distributions ($)	Year End ($)

M. T. Chiaraluce	$12,190	0	$26,917	0	$372,873
E. W. Thornburg	0	0	0	0	0
D. C. Benoit	$20,800	0	$23,391	0	$291,852
T. P. O’Neill	0	0	0	0	0
T. R. Marston	$8,000	0	$1,090	0	$15,460
M. P. Westbrook	$6,500	0	$6,492	0	$81,208

(1)	Above market interest credited for Messrs. Chiaraluce, Benoit, and Marston and Ms. Westbrook of $8,225, $9,918, $520, and $2,561 are reported in the “Change in Pension Values and Non-Qualified Deferred Compensation Earnings” column in the 2006 Summary Compensation Table .
      Named executive officers may elect to defer compensation under individual non-qualified Deferred Compensation Agreements. Each Deferred Compensation Agreement permits the executive officer to elect to defer, prior to the beginning of each calendar year, an amount up to 12% of their annual cash salary. Such salary deferral amounts are credited to a deferred compensation account maintained by the Company on behalf of the executive officer. Amounts deferred to the account are credited with interest on a semi-annual basis at an interest rate equal to Moody’s AAA Corporate Bond Yield Average rate, plus an additional 1 1/2%- 3%. Compensation deferred under the Deferred Compensation Agreement, plus all accrued interest, shall be paid to each executive officer (or to the executive officer’s designated beneficiary) upon termination of employment by the Company. The payment is in the form of an annual annuity if the participant terminates on or after the age of 55. The payment is a lump sum if the named executive officer terminates prior to age 55. If the executive officer is terminated for “cause” as defined in the Deferred Compensation Agreement, the executive officer shall be entitled only to a return of amount deferred without payment of accrued interest.

Other Matters
      The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in their discretion on such matters.
REQUIREMENTS AND DEADLINES FOR PROXY PROPOSALS, NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
      For business to be properly brought before an annual meeting by a shareholder, the business must be an appropriate matter to be voted by the shareholders at an annual meeting and the shareholder must have given proper and timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the Main Offices of the Company, 93 West Main Street, Clinton, CT 06413, no later than the close of business on a day which is not less than 120 days prior to the anniversary date of the immediately preceding annual meeting, which date for purposes of the 2008 Annual Meeting of Shareholders is January 18, 2008. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.
      In addition, shareholder proposals intended to be presented at the Annual Meeting of Shareholders in 2008 must be received by the Company no later than November 29, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2008 Annual Meeting of Shareholders.

Daniel J. Meaney
Corporate Secretary
March 28, 2007
      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission. Additional copies of the 2006 Annual Report on Form 10-K to be filed by the Company, including the financial statements and schedules, but without exhibits, will be mailed to any shareholder upon written request without charge. The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits. Shareholders can request this information by phone at 1-800-428-3985, ext. 3016, by e-mail at dmeaney@ctwater.com, or by mail to Daniel J. Meaney, Corporate Secretary, Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413.

DIRECTIONS
Connecticut Water Service, Inc.
Annual Meeting of Shareholders
Held at the Lewis B. Rome Commons Ballroom,
Gilbert Road Extension, on the University of Connecticut Campus, Storrs, Connecticut
Meeting at 2:00 PM — Doors Open at 1:30 PM
IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL 1-800-428-3985, EXT. 3012,
AND LEAVE YOUR NAME, ADDRESS, AND TELEPHONE NUMBER.
ALSO, IF YOU NEED SPECIAL ASSISTANCE AT THE MEETING,
PLEASE ALSO STATE SUCH A REQUEST WHEN YOU CALL.
A UNIVERSITY OF CONNECTICUT CAMPUS MAP WILL BE SENT TO YOU.
The University’s website (www.uconn.edu/campuses/storrs.php)
also shows directions and a printable map.

From the West (heading through or from Hartford): Take Interstate 84 East to Exit 68. From exit, take a right onto Route 195. Proceed 7 miles to the UConn campus. Take a right (Mansfield Road) into the campus. See On Campus Directions below.

From the East (heading from Boston toward Hartford): Take Interstate 84 West to Exit 68. From exit, take a left onto Route 195, and follow directions above. Take a right (Mansfield Road) into the campus. See On Campus Directions below.

From the Southeast: Take Interstate 95 to 395 North, Exit 81 West to Route 32 North. Follow Route 32 North to Willimantic. In town, turn right and go over bridge. (Bridge has unmistakable frog statues on its piers.) Continue straight through the light and follow 195 North for 8 miles to the UConn campus. Take a left (Mansfield Road) into the campus. See On Campus Directions below.

On Campus Directions
On Mansfield Road, a lake will be on your left. Take next left onto Gilbert Road. Follow Gilbert to the next left (Bolton Road) and toward the direction of signs stating “Nathan Hale Inn/ Blue Oak Cafe”. Pass the Nathan Hale parking lot and park in Lot S. The Rome Commons is adjacent to Lot S.

INSTRUCTION CARD
CONNECTICUT WATER SERVICE, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 8, 2007
2:00 PM local time

The undersigned shareholder of Connecticut Water Service, Inc. hereby appoints Marshall T. Chiaraluce, David C. Benoit, Daniel J. Meaney, and Thomas R. Marston, or any one of them, attorneys or proxies for the undersigned, with power of substitution, to act, and to vote, as designated herein, with the same force and effect as the undersigned, all shares of the Company’s Common Stock and Preferred A Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Connecticut Water Service, Inc. to be held at the Lewis B. Rome Commons Ballroom, Gilbert Road Extension, on the University of Connecticut Campus, Storrs, Connecticut, on May 8, 2007, at 2:00 PM, and at any adjournment thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê          FOLD AND DETACH HERE           ê

CONNECTICUT WATER SERVICE, INC. — ANNUAL MEETING, MAY 8, 2007
YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!
Proxy Materials are available on-line at:
https://proxyvotenow.com/ctw
You can provide your instructions to vote in one of three ways:
1.	Call toll free 1-866-874-4878 on a Touch-Tone Phone anytime prior to 3 a.m., May 8, 2007. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/ctw.

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CONNECTICUT WATER SERVICE, INC.
The Board of Directors recommends a vote “FOR” all nominees and “FOR” Proposal 2.

Please mark as indicated in this example	☒

		For	Withhold All	For All Except
1.	For election of Directors:	☐	☐	☐
(01) Heather Hunt
(02) Arthur C. Reeds
(03) Eric W. Thornburg

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this instruction card in the box below.	Date

          Sign above

		For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2007.	☐	☐	☐

Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐
Address Change/Comments

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title.
If no choice is indicated, this proxy shall be deemed to grant authority to vote FOR the election of director nominees and to vote FOR Proposal 2.

+

XXX IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW XXX

+

é          FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL           é
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 8, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3:00 a.m., May 8, 2007.
1-866-874-4878

Vote by Internet
anytime prior to
3:00 a.m., May 8, 2007 go to
https://www.proxyvotenow.com/ctw

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.
ON-LINE PROXY MATERIALS : Access at https://www.proxyvotenow.com/ctw

Your vote is important!